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                                                                   EXHIBIT 10.43


                              SETTLEMENT AGREEMENT


         This Settlement Agreement (the "Agreement"), dated as of July 18, 2002, is by and among Xtend Micro Products, Inc., a California corporation formerly known as XMP Acquisition Corp. (the "Company"), iGo Corporation, a Delaware corporation and parent of the Company ("iGo"), XMicro Holding Company, Inc., a California corporation formerly known as Xtend Micro Products, Inc. ("XMicro"), Mark Rapparport, an individual ("Rapparport"), Mobility Electronics, Inc., a Delaware corporation ("Mobility"), and each of Institutional Venture Partners VII, L.P., Ken Hawk, individually and as Trustee of the Kenneth W. Hawk Grantor Retained Annuity Trust, Peter Gotcher, IVM Investment Fund VIII, LLC, Robert Darrell Boyle Trustee UTA dated August 26, 1994, Lauren Reeves Boyle Trustee UTA dated August 26, 1994, IVM Investment Fund VIII-A, LLC, IVP Founders Fund, L.P., Ross Bott, Ph.D., David Olson, Scott Shackelton, Reid W. Dennis and IVP Founders Fund I, L.P. (each, an "iGo Affiliate" and collectively, the "iGo Affiliates"). The parties hereto are sometimes each referred to herein as a "Party" and collectively, as the "Parties".

         WHEREAS, the Company, iGo, XMicro and Rapparport are parties to that certain Settlement Agreement, dated as of March 13, 2002 (the "Prior Settlement Agreement"); and

         WHEREAS, iGo, IGOC Acquisition, Inc., a Delaware corporation ("Sub"), and Mobility have entered into an Agreement and Plan of Merger, dated as of March 23, 2002 (the "Merger Agreement"), pursuant to which, among other things, iGo will merge with and into Sub (the "Merger"); and

         WHEREAS, Walter G. Koontz, Jr., on behalf of XMicro and Rapparport, delivered to the Board of Directors of iGo, with a copy to Mobility, a letter dated June 6, 2002 (the "Rapparport Letter"), in which XMicro and Rapparport sought resolution of various claims against iGo and its affiliates, in connection with the Prior Settlement Agreement and certain other matters, and discussed the possibility, among other things, of XMicro and Rapparport potentially having to seek temporary injunctive relief to enjoin any disposition of iGo's assets, including under the Merger, pending judicial resolution of the claims; and

         WHEREAS, in response to the Rapparport Letter, iGo filed a Complaint For Declaratory Relief against Rapparport and XMicro (the "Action"), pursuant to which iGo is seeking declaratory relief for certain of the matters alleged in the Rapparport Letter; and

         WHEREAS, the Parties have determined that it is in their mutual interests to settle all claims Rapparport and XMicro, on the one hand, and the Company, iGo, the iGo Affiliates and Mobility, on the other hand, may have against each other and enter into this Agreement, without the expense, burden and distraction of further litigation;

         NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


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         1. Settlement Obligations. Each of the Parties shall have the following settlement obligations:

                  (a) Upon execution of this Agreement by all of the Parties, iGo shall deliver $350,000 to the Attorney-Client Trust Account of Walter G. Koontz, Jr., for and on behalf of Rapparport, XMicro, and their counsel, by wire transfer of immediately available funds (the "Non-Refundable Payment"). Counsel for XMicro and Rapparport shall provide confidential wire routing instructions forthwith to such persons designated by iGo to carry out the transfer.

                  (b) Upon execution of this Agreement by the all of the
Parties: (i) iGo, Rapparport, XMicro and U.S. Stock Transfer Corporation ("Custodian") shall execute and deliver to each other the Depository Agreement, in substantially the form attached hereto as Exhibit A (the "Depository Agreement"), (ii) XMicro and Rapparport shall deliver to Custodian under the Depository Agreement certificates representing 3,531,199 shares of common stock, par value $0.001 per share, of iGo (the "Shares"), together with stock powers for each certificate, executed in blank; and (iii) iGo shall deliver $1,500,000 to Custodian, by wire transfer of immediately available funds (collectively, the "Deposited Items"). The Custodian shall hold the Deposited Items in accordance with the terms of the Depository Agreement.

         2. Mutual Releases of Claims.

                  (a) Effective as of Closing Time (as hereinafter defined), and in consideration of the covenants and agreements set forth herein, except for the obligations created by this Agreement (those unreleased obligations being collectively referred to as the "Unreleased Rapparport Claims"), Rapparport and XMicro (collectively, the "Rapparport Releasors"), each fully and forever releases, discharges and acquits the Company, iGo, Mobility, each iGo Affiliate and the respective officers, directors, stockholders, employees, predecessors and successors in interest, subsidiary and parent entities, assigns and attorneys, agents, consultants, general partners, limited partners, and insurers of each of the foregoing (collectively, the "iGo Releasees") from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract or warranty, duty or relationship, acts, omissions, or liability of any type, kind, nature, description or character whatsoever, whether now known or unknown, whether heretofore existing or hereafter arising, whether liquidated or unliquidated, which the Rapparport Releasors may now have, heretofore have had or hereafter may have against the iGo Releasees arising out of or relating to the matters described in the Rapparport Letter and the Action, their status as stockholders of iGo, or any other actual or alleged action or omission of the iGo Releasees occurring on or prior to the Closing Time (the "Rapparport Claims"). Each Rapparport Releasor hereby represents and warrants to the iGo Releasees that such Rapparport Releasor is the sole holder and owner of any and all right, claim and/or interest that it is compromising, settling and/or releasing herein, and that no portion of the Rapparport Claims has been transferred, assigned, or encumbered.

                  (b) Effective as of the Closing Time, and in consideration of the covenants and agreements set forth herein, except for (i) the obligations created by this Agreement, and (ii) the indemnification obligations of XMicro and its shareholders pursuant to the Purchase Agreement (as defined in the Prior Settlement Agreement at paragraph 2(ii)) (such items 2(b)(i) and 2(b)(ii) being collectively referred to as the "Unreleased iGo Claims"), the Company, iGo,



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

Mobility and each iGo Affiliate (collectively, the "iGo Releasors"), each fully and forever release, discharge and acquit XMicro and Rapparport, and their respective officers, directors, employees, predecessors and successors in interest, subsidiary and parent entities, assigns and attorneys, agents, consultants, general partners, and limited partners from (collectively, the "Rapparport Releasees") and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract or warranty, duty or relationship, acts, omissions, or liability of any type, kind, nature, description or character whatsoever, whether now known or unknown, whether heretofore existing or hereafter arising, whether liquidated or unliquidated, which the iGo Releasors may now have, heretofore have had or hereafter may have against the Rapparport Releasees arising out of or relating to the matters described in the Rapparport Letter and the Action, or any other actual or alleged action or omission of the Rapparport Releasees occurring on or prior to the Closing Time (the "iGo Claims"). Each iGo Releasor hereby represents and warrants to the Rapparport Releasees that such iGo Releasor is the sole holder and owner of any and all right, claim and/or interest that it is compromising, settling and/or releasing herein, and that no portion of the iGo Claims has been transferred, assigned, or encumbered.

                  (c) For purposes hereof, "Closing Time" shall mean the time which is two (2) hours prior to the Effective Time (as defined in the Merger Agreement), which Closing Time shall be deemed not to have occurred unless the Merger is thereafter consummated. If the Merger is consummated, then the Parties agree and understand that Rapparport shall be unconditionally entitled to receive all of the Deposited Funds (as defined in the Depository Agreement) and the Shares shall be deemed to be canceled as of the Closing Time, and as such, neither Rapparport nor XMicro shall be entitled to receive any consideration under the Merger Agreement as the Shares will not be outstanding immediately prior to the Effective Time.

         3. Covenants Not to Sue.

                  (a) Except for the Unreleased Rapparport Claims, the Rapparport Releasors also agree not to initiate a lawsuit or proceeding or bring a claim against any of the iGo Releasees, in any court, or otherwise, relating or pertaining to any matter which is subject to the release set forth in Section 2(a) above, including, but not limited to, any claim under any common law, whether in law or equity, or federal, state or local statute, ordinance or rule of law.

                  (b) Except for the Unreleased iGo Claims, the iGo Releasors also agree not to initiate a lawsuit or proceeding or bring a claim against any of the Rapparport Releasees, in any court, or otherwise, relating or pertaining to any matters which is subject to the release set forth in Section 2(b) above, including, but not limited to, any claim under any common law, whether in law or equity, or federal, state or local statute, ordinance or rule of law.

         4. Assignment of Claims.

                  (a) In consideration of the mutual promises and other consideration exchanged hereby, except for the Unreleased Rapparport Claims, Rapparport and XMicro hereby transfer and assign any and all of the Rapparport Claims of Rapparport and XMicro to the iGo Releasors.



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

                  (b) In consideration of the mutual promises and other consideration exchanged hereby, except for the Unreleased iGo Claims, Mobility, iGo, the Company and the iGo Affiliates hereby transfer and assign any and all of the iGo Claims held by them to the Rapparport Releasors.

         5. Indemnification.

                  (a) In consideration of the mutual promises and other consideration exchanged hereby, Rapparport and XMicro agree to indemnify and hold harmless the iGo Releasees of and from any claim or cause of action arising out of the Rapparport Claims held by them and asserted by or in the name of any of the Rapparport Releasors against any of the iGo Releasees.

                  (b) In consideration of the mutual promises and other consideration exchanged hereby, Mobility, iGo, the Company and the iGo Affiliates agree to indemnify and hold harmless the Rapparport Releasees of and from any claim or cause of action arising out of the iGo Claims held by them and asserted by or in the name of any of the iGo Releasors against any of the Rapparport Releasees.

         6. Other Promises.

                  (a) Each Party agrees that the releases set forth in Section 2, as of their respective effective dates, shall be and remain in effect in all respects as a complete general release as to the matters released.

                  (b) The Parties acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties, each being aware of such code section, agree (i) that it is their intention that this Agreement be governed by Delaware law and as such that such code section be inapplicable, and (ii) effective upon the occurrence of the Closing Time, to waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect, whether of Nevada, California, Delaware or otherwise.

         7. Other Agreements.

                  (a) Rapparport and XMicro hereby agree that, during the period that the Deposited Items are held by Custodian under the Depository Agreement (the "Depository Period"), at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, Rapparport and XMicro will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of



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

establishing a quorum and vote or consent (or cause to be voted or consented) the Shares (a) in favor of the adoption of the Merger Agreement and the approval of all other actions contemplated by the Merger Agreement and any actions required in furtherance thereof and hereof, (b) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of iGo under the Merger Agreement, and (c) against any action involving iGo or its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the transactions contemplated by the Merger Agreement. In addition, Rapparport and XMicro hereby waives, releases and discharges any rights of appraisal or rights to dissent from the Merger that they may have.

                  (b) Upon execution of this Agreement by all of the Parties, Rapparport, XMicro, Mobility and iGo shall execute and deliver to each other the Lock-Up and Voting Agreement, in substantially the form attached hereto as Exhibit B.

                  (c) Rapparport and XMicro further agree not to directly or indirectly acquire, of record or beneficially, any interest in or right to acquire further shares of iGo's Common Stock unless and until the earlier to occur of any of the triggering events set forth in subsections (h) or (i) below, provided that the foregoing covenant shall not apply to or prohibit Rapparport and/or XMicro from purchasing such shares as may be necessary for the sole purpose of complying with or settling their obligations to transfer shares to David Fears ("Fears") under a previous settlement agreement entered into with such individual by certain of the Parties hereto. The Parties acknowledge and agree that this Agreement does not in any manner interfere with or prohibit any party from complying with or satisfying its obligations under such previous settlement agreement. Furthermore, the Parties agree that upon Rapparport's transfer of fifty thousand shares of unrestricted iGo common stock or equivalent cash (at Fears' election), iGo agrees that it will not bring any suit or cross claim against Rapparport and/or XMicro as part of any court action initiated by Fears, nor as stated in a separate and independent suit, wherein iGo seeks any indemnity, contribution, or other theory by which it seeks to hold Rapparport and/or XMicro Holding in any way responsible to pay any sums iGo agrees, or is found liable, to pay Fears, whether by settlement, judgment, or arbitration/mediation award arising from any court action or other proceeding seeking damages based on any theory arising from or related to iGo and Fears' entry into that certain Severance Agreement and Release, dated July 16, 2001

                  (d) XMicro and Rapparport will provide reasonable cooperation to iGo and Mobility in connection with the consummation of the Merger and will take no action that may be deemed to endanger or adversely impact the potential or likelihood of consummation of the Merger, including without limitation, directly or indirectly providing assistance to or participation with any other party(ies) in any action against or with respect to iGo or Mobility that XMicro or Rapparport would be prohibited from taking themselves hereunder.

                  (e) Each iGo Affiliate which is or was a stockholder of iGo hereby agrees not to initiate a lawsuit, become a party to a lawsuit, or otherwise bring a claim against iGo, in any court or otherwise, relating or pertaining to such iGo Affiliate's status as a stockholder of iGo, including, without limitation, any claims similar to the matters described in the Rapparport Letter. In the event that after the closing of the Merger, any iGo Affiliate is entitled to receive any consideration as a result of any lawsuit or action brought against iGo (by any other person or entity, or otherwise) with respect to claims described in the preceding sentence, then such iGo Affiliate shall immediately assign and transfer such consideration to Mobility, which will be the sole stockholder of iGo following the closing of the Merger.

                  (f) The Parties agree to toll the Action, any currently outstanding motions, demands or requests of any kind and any other lawsuit or action which XMicro and Rapparport, on the one hand, and the other Parties hereto, on the other hand, may take against each other until the occurrence of an event triggering application of subsections (h) or (i) below, other than actions to enforce the Parties' respective obligations under this Agreement and the agreements attached hereto as exhibits. Upon execution of this Agreement by the Parties, iGo, XMicro and Rapparport agree to file with the United States District Court in and for the State of Nevada (the "Court") a Stipulation and Order, in substantially the form of Exhibit D attached hereto. Immediately following the Closing Time, iGo, XMicro and Rapparport agree to notify the United States District Court in and for the State of Nevada of this settlement, and to dismiss the Action with prejudice.

                  (g) iGo and Rapparport shall immediately provide written notice to the Custodian upon the Merger being completed (or effective upon the Custodian's receipt of a copy of a file-stamped Certificate of Merger from the Secretary of State of Delaware), on or prior to October 1, 2002, or such later date as the Parties may agree, and upon receipt of said written notice or Certificate of Merger, Custodian shall forthwith deliver: (i) the Deposited Shares and Powers to iGo for cancellation by iGo; and (ii) the Deposited Cash then held by Custodian, to Rapparport by wire transfer of immediately available funds to the Attorney Client Trust Account of Walter G. Koontz, Jr., Attorney at Law, via confidential wire routing instructions delivered to Custodian by Walter
G. Koontz, Jr., counsel to Rapparport and XMicro (the "Rapparport Account").

                  (h) iGo and Rapparport agree that in the event that on or prior to October 1, 2002, or such later date as the Parties hereto may agree or as provided in subsection (k) below, the Merger Agreement is terminated, pursuant to Section 7.1 of the Merger Agreement, either iGo or Rapparport may deliver to the other Parties to this Agreement and the Depository Agreement and to the Custodian notice of such termination, together with a copy of the public announcement released by iGo or Mobility announcing the termination of the Merger Agreement, assuming an announcement is published by said entities, and agree to instruct that promptly upon its receipt thereof, Custodian shall deliver: (i) the Deposited Shares and Powers to Rapparport, and wire, per the instructions above, to Rapparport, from the Deposited Cash, any and all additional unpaid sums which are due hereunder pursuant to subsections (j) and
(k) below, as additional non-refundable consideration payments; and (ii) the remaining Deposited Cash to iGo by wire transfer of immediately available funds.

                  (i) If neither notice is delivered by iGo or XMicro as provided in subsections (g) and (h) above on or prior to October 1, 2002, and the parties have not availed themselves of the right to extend the Depository Period beyond October 1, 2002, pursuant to subsection (k) below, then on October 2, 2002, Custodian shall deliver: (i) the Deposited Shares and Powers to Rapparport, and wire, per the instructions above, to Rapparport, from the Deposited Cash, any and all additional unpaid sums which are due hereunder pursuant to subsections (j) and (k)



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below, as additional non-refundable consideration payments; and (ii) the remaining Deposited Cash to iGo by wire transfer of immediately available funds;

                  (j) iGo agrees that upon the occurrence of the earlier of (i) the date of the iGo stockholder meeting and stockholder vote on the Merger or
(ii) September 3, 2002, Rapparport shall be entitled to receive an additional payment of non-refundable consideration from the Deposited Cash and agrees to instruct the Custodian as follows: In the event iGo conducts a meeting of its stockholders to consider approval of the Merger and the Merger Agreement and Rapparport votes all of the Deposited Shares in favor thereof, then the Custodian shall release an additional $250,000 from the Deposited Cash as an additional non-refundable consideration payment, to Rapparport, via wire transfer to the Rapparport Account, on the next business day following the Custodian's receipt of notice of the same from iGo's transfer agent, which notice shall be sent to the Custodian via facsimile no later than the next business day following said stockholders meeting and vote. In the event said stockholders meeting and vote does not take place on or before September 3, 2002 and the Merger has not been terminated, then the Custodian shall release said $250,000 to Rapparport, as instructed in the Depository Agreement, no later than close of business September 4, 2002.

                  (k) At any time on or before 5:00 p.m. (Pacific Time) on September 20, 2002, iGo, based on it's own discretion, may elect to notify Rapparport and Custodian in writing, (delivered to said parties by close of business September 20, 2002), that iGo desires to extend the October 1, 2002 date referenced above in subsections (g), (h) and (i), to October 31, 2002. As and for consideration for exercise of said option to extend, iGo agrees and hereby instructs the Custodian to deliver to Rapparport no later than 5:00 p.m. (Pacific Time) on September 21, 2002, by wire transfer as instructed herein, an additional $500,000 of the Deposited Cash, which amount shall be non-refundable consideration, and the aforementioned "October 1, 2002" date referred to in subsections (g), (h) and (i) above, shall be changed to "October 31, 2002" and the aforementioned "October 2, 2002" date referred to in subsection (i) above, shall be changed to "November 1, 2002" (the $250,000 and $500,000 payments described above are sometimes referred to herein as the "Additional Non-Refundable Payments").

                  (l) In the event that the Merger Agreement is terminated: (i) within ten (10) days following the date of such termination, Mobility shall deliver to iGo by wire transfer of immediately available funds an amount equal to: (1) $175,000, plus (2) the product of the Additional Non-Refundable Payments multiplied by .5; (ii) Rapparport shall retain the Non-Refundable Payment and the Additional Non-Refundable Payments previously paid to Rapparport; and (iii) this Agreement shall be deemed to be terminated and of no further force or effect.

                  (m) Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that the Non-Competition Agreement, dated August 29, 2000, by and among the Company, iGo and Rapparport shall expire as of August 31, 2002.

         8. Certain Representations and Warranties.

                  (a) XMicro and Rapparport hereby represent and warrant to the other Parties as follows:



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                           (i) Rapparport is the sole record and beneficial
                  owner of the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or beneficially owned by XMicro and Rapparport. Rapparport has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                           (ii) Rapparport owns the Shares free and clear of all
                  liens, claims, security interests, proxies, voting trusts or agreements, or any other encumbrances whatsoever, except for any such matters arising hereunder or under the Depository Agreement.

                           (iii) XMicro and Rapparport acknowledge and
                  understand that iGo has not yet publicly released its operating results for the period ending June 30, 2002, and represent and warrant that neither the nature of those results (or their similarity to or difference from results of any prior period[s]) nor the status of any other iGo matters or those of its subsidiaries (including contracts, disputes, operations, financial position or liquidity, etc.) are material to XMicro and Rapparport's respective decisions to enter into this Agreement, but said acknowledgement is effective only with regard to said parties' entry into this Agreement and for no other purpose.

                  (b) iGo and Mobility hereby represent and warrant to the other Parties that, to the best of their knowledge, the execution and delivery of this Agreement by the Parties does not violate any rules or regulations of the Securities and Exchange Commission or any state securities laws.

         9. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of each of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge and agree that they could have obtained more or less by pursuing litigation, but have nonetheless determined that it is in their best interests to settle in accordance with the terms of this Agreement. Each of the Parties further acknowledge that:

                  (a) Such Party has read this Agreement;

                  (b) Such Party has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of such Party's own choice or such Party has voluntarily declined to seek such counsel;

                  (c) Such Party understands the terms and consequences of this Agreement and of the releases it contains; and

                  (d) Such Party is fully aware of the legal and binding effect of this Agreement.



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


         10. Non-Disparagement. XMicro and Rapparport, on the one hand, and the Company, iGo, Mobility and the iGo Affiliates, on the other hand, agree not to disseminate, disclose or communicate to any third party any information or statements concerning the others, or their respective officers, directors, employees, predecessors and successors in interest, subsidiary and parent entities, assigns, attorneys, agents, consultants, general partners and limited partners, that would tend to disparage, embarrass, defame, liable, slander, cast aspersions upon, hold up to ridicule or censure, or otherwise damage the business, reputation or public image of, any such person or entity.

         11. Confidentiality. XMicro and Rapparport, on the one hand, and the Company, iGo, Mobility and the iGo Affiliates, on the other hand, agree that with respect to communications with persons not Parties hereto, they may not disclose the negotiations, discussions or circumstances leading up to this Agreement, except to accountants, lawyers and other advisors of the Parties on a "need to know" basis; it being agreed and understood that iGo is required to file this Agreement under the Securities Exchange Act of 1934, as amended. In the event that any Party becomes legally compelled (by deposition notice or subpoena, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the information described in the previous sentence, then such Party shall provide prompt written notice of such requirement to all other Parties so that any other Party may seek a protective order or other appropriate remedy.

         12. Miscellaneous.

                  (a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) This Agreement shall not be assignable by any Party without the prior written consent of all the other Parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. Except for the Rapparport Releasees and the iGo Releasees, who shall be deemed to be third party beneficiaries of this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  (c) The Parties acknowledge that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching Party or Parties in the event that this Agreement is breached. Therefore, each of the Parties agrees that the non-breaching Party or Parties may obtain specific performance of this Agreement and injunctive and other equitable relief against any breach hereof, without the necessity of establishing irreparable harm or posting any bond, in addition to any other remedy to which such party may be entitled at law or in equity.



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

                  (d) No waiver of any provision of this Agreement shall be effective unless it is in writing signed by the Party granting the waiver, and a waiver by any Party of any one or more defaults shall not operate as a waiver of any future default or defaults, whether of a like or of a different character, unless otherwise expressly provided. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar), nor shall such a waiver constitute a continuing waiver, unless otherwise expressly provided.

                  (e) Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions thereof.

                  (f) This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to the principles of conflicts of law) applicable to a contract executed and to be performed in such State.

                  (g) All notices, requests and other communications to any Party hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class mail postage prepaid), or by overnight express courier (charges prepaid or billed to the account of the sender) to the Parties at the addresses listed on Exhibit C attached hereto or to such other address or fax number as any Party may have furnished to the other Parties in writing in accordance herewith.

                  (h) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

                  (i) This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.


                            (signature page follows)

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.


                                          XTEND MICRO PRODUCTS, INC.


                                          By:    /s/ Scott Shackelton
                                               ---------------------------------
                                          Title: CFO


                                          IGO CORPORATION


                                          By:    /s/ Scott Shackelton
                                               ---------------------------------
                                          Title: CFO


                                          XMICRO HOLDING COMPANY, INC.


                                          By:    /s/ Mark Rapparport
                                               ---------------------------------
                                          Title: President


                                                 /s/ Mark Rapparport
                                        ----------------------------------------
                                                 Mark Rapparport


                                        MOBILITY ELECTRONICS, INC.


                                        By:      /s/ Jeffrey S. Doss
                                               ---------------------------------
                                        Title:   Executive Vice President


                                                      IGO AFFILIATES:


INSTITUTIONAL VENTURE PARTNERS VIII, L.P.
By: Institutional Venture Management VIII, LLC        /s/ KEN HAWK
Its: General Partner                                  --------------------------------------
                                                      KEN HAWK, Individually and as
By:   /s/ Reid W. Dennis                              Trustee of the Kenneth W. Hawk Grantor
    -----------------------------------               Retained Annuity Trust
          Managing Director



                                                                 By: /s/ Peter Gotcher
                                                                     --------------------------------
                                                                   PETER GOTCHER

IVM INVESTMENT FUND VIII, LLC
By: Institutional Venture Management VIII, LLC
Its: Manager                                                     By: /s/ Robert Darrell Boyle
                                                                     --------------------------------
                                                                   ROBERT DARRELL BOYLE
                                                                   Trustee UTA dated August 26, 1994
By: /s/ Reid W. Dennis
   ---------------------------------------------
       Managing Director

                                                                 By: /s/ Lauren Reeves Boyle
                                                                     --------------------------------
                                                                     LAUREN REEVES BOYLE
                                                                     Trustee UTA dated August 26, 1994

IVM INVESTMENT FUND VIII-A, LLC
By: Institutional Venture Management VIII, LLC
Its: Manager                                                     By: /s/ Ross Bott
                                                                     --------------------------------
                                                                     ROSS BOTT, PH.D.

By: /s/ Reid W. Dennis
   ---------------------------------------------
         Managing Director
                                                                 By: /s/ David Olson
                                                                     --------------------------------
                                                                     DAVID OLSON
IVP FOUNDERS FUND I, L.P.
By: Institutional Venture Management VI, L.P.
Its: General Partner
                                                                 By: /s/ Scott Shackelton
                                                                     --------------------------------
                                                                     SCOTT SHACKELTON
By: /s/ Reid W. Dennis
   ---------------------------------------------
         General Partner



By: /s/ Reid W. Dennis
   ---------------------------------------------
   REID W. DENNIS